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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 4, 2008

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                       0-452                38-1093240
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

                 1136 OAK VALLEY DRIVE
                  ANN ARBOR, MICHIGAN                           48108
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (734) 585-9500

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR.

     On December 4, 2008, the board of directors amended our bylaws to require the consensus of a minimum of 50% of the outstanding shares entitled to vote, or a majority of the board of directors, in order to call a special meeting of shareholders. Previously, our bylaws required the approval of a minimum of 75% of the outstanding shares entitled to vote, or a majority of the board of directors, in order for a special meeting of shareholders to be called.

ITEM 8.01 OTHER EVENTS.

     On December 5, 2008, we issued a press release about the results of our November 21, 2008 special meeting of shareholders, a recapitalization that will eliminate our current dual-class stock structure, the bylaw amendment described above, and other matters. A copy of the press release is filed as an exhibit to this report and incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed with this report:

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
Exhibit No.   Description
-----------   -----------
    3.1       Amended and Restated Bylaws of Tecumseh Products Company as
              amended through December 4, 2008

   99.1       Press release issued December 5, 2008
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TECUMSEH PRODUCTS COMPANY


Date: December 5, 2008                    By /s/ James S. Nicholson
                                             -----------------------------------
                                             James S. Nicholson
                                             Vice President, Treasurer and Chief
                                             Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
   3.1         Amended and Restated Bylaws of Tecumseh Products Company as
               amended through December 4, 2008

  99.1         Press release issued December 5, 2008


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